SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

         Date of Report (Date of earliest event reported) June 11, 2001
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                               EP MedSystems, Inc.
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             (Exact name of registrant as specified in its charter)

                         Commission file number 0-28260
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         New Jersey                                             22-3212190
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(State or other jurisdiction                                  (IRS Employer
      of incorporation)                                    Identification No.)

100 Stierli Court, Mount Arlington, New Jersey                     07865
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 (Address of principal executive offices)                       (Zip Code)

                  Registrant's telephone number: (973) 398-2800
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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

Sale and Issuance of Shares of Common Stock

      On June 11, 2001, EP MedSystems, Inc. (the "Company") entered into a Common Stock Purchase Agreement (the "Purchase Agreement") with Fusion Capital Fund II, LLC ("Fusion Capital"), in connection with a private equity line financing transaction pursuant to which the Company shall offer and sell to Fusion Capital up to $10.0 million of the Company's common stock over a period of up to 25 months (the "Financing").

      Pursuant to the terms of the Purchase Agreement, subject to our right to decrease the amount of such purchases or suspend such purchases and our right to terminate the Purchase Agreement with Fusion Capital at any time, each as described below, Fusion Capital shall purchase on each trading day during each monthly period during the term of the Purchase Agreement $20,000 of our common stock. We also have the right to increase the daily purchase amount at any time, provided our stock price is above $5.00 per share for 5 consecutive trading days. Fusion Capital shall receive 225,000 shares of the Company's common stock as a commitment fee for the financing.

      Under the Purchase Agreement, the purchase price per share shall be equal to the lesser of:

      o     the lowest sale price of our common stock on the purchase date; and

      o the average of the two (2) lowest closing bid prices of our common stock during the ten (10) consecutive trading days prior to the date of a purchase by Fusion Capital.

The purchase price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the trading days in which the closing bid price is used to compute the purchase price. Notwithstanding the foregoing, Fusion Capital may not purchase shares of common stock under the Purchase Agreement if Fusion Capital or its affiliates would beneficially own more than 4.9% of our then aggregate outstanding common stock immediately after the proposed purchase. If the 4.9% limitation is ever reached we have the option to increase this limitation to 9.9%. If the 9.9% limitation is ever reached, this limitation will not limit Fusion Capital's obligation to fund the daily purchase amount.

      The terms of the Purchase Agreement further provide that we have the unconditional right to suspend purchases at any time for any reason effective upon one trading day's notice. Any suspension would remain in effect until our revocation of the suspension. Also, we have the unconditional right at any time for any reason to give notice to Fusion Capital terminating the Purchase Agreement, which notice would be effective one trading day after Fusion Capital receives such notice.

      For additional information regarding the Financing, please refer to the exhibits included as part of this Current Report on Form 8-K.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits. The exhibits filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      EP MEDSYSTEMS, INC.


Dated: June 12, 2001                  By: /s/ Joseph M. Turner
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                                      Joseph M. Turner
                                      Vice President and Chief Financial Officer


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

INDEX TO EXHIBITS

Exhibit Number    Description
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4.1               Common Stock Purchase Agreement between EP MedSystems, Inc.
                  and Fusion Capital Fund II, LLC, dated as of June 11, 2001

99.1              Press Release dated June 12, 2001


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